As filed with the Securities and Exchange Commission on July 9, 2024

Registration No. 333-236096

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-236096

UNDER

THE SECURITIES ACT OF 1933

PROGRESS SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	04-2746201 (I.R.S. Employer Identification Number)

15 Wayside Road, Suite 400, Burlington, Massachusetts (Address of Principal Executive Offices)	01803 (Zip Code)

Progress Software Corporation 2004 Inducement Stock Plan

(Full Title of Plans)

YuFan Stephanie Wang

Progress Software Corporation

15 Wayside Road, Suite 400

Burlington, Massachusetts 01803

(Name and Address of Agent for Service)

(781) 280-4000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Progress Software Corporation (the “Registrant”) is filing this Post-Effective Amendment to deregister all 450,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that were registered under the Registration Statement on Form S-8 filed on January 27, 2020 (File No. 333-236096) for issuance pursuant to the Progress Software Corporation 2004 Inducement Stock Plan (the “Inducement Plan”). The Registrant terminated use of the Inducement Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Massachusetts, on this 9th day of July 2024.

PROGRESS SOFTWARE CORPORATION

By:	/s/ Yogesh K. Gupta
Yogesh K. Gupta
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yogesh K. Gupta	President, Chief Executive Officer	July 9, 2024
Yogesh K. Gupta	(Principal Executive Officer)

/s/ Anthony Folger	Executive Vice President and Chief Financial Officer	July 9, 2024
Anthony Folger	(Principal Financial Officer)

/s/ Domenic LoCoco	Chief Accounting Officer	July 9, 2024
Domenic LoCoco	(Principal Accounting Officer)

/s/ Paul T. Dacier	Director	July 9, 2024
Paul T. Dacier

/s/ John R. Egan	Non-Executive Chairman	July 9, 2024
John R. Egan

/s/ Rainer Gawlick	Director	July 9, 2024
Rainer Gawlick

/s/ Charles F. Kane	Director	July 9, 2024
Charles F. Kane

/s/ Samskriti Y. King	Director	July 9, 2024
Samskriti Y. King

/s/ David A. Krall	Director	July 9, 2024
David A. Krall

/s/ Angela T. Tucci	Director	July 9, 2024
Angela T. Tucci

/s/ Vivian M. Vitale	Director	July 9, 2024
Vivian M. Vitale